EXHIBIT 99.1

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 26, 2012) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2012.

2012 Second Quarter Highlights:

•	Net income of $3.2 million

•	Adjusted operating gross margin of 19.8%

•	Adjusted EBITDA of $12.6 million

•	New contracts increased 30%

•	Backlog units and value up 40% and 50%, respectively

•	Cash balance of $56.9 million, including $44.3 million of unrestricted cash

For the second quarter of 2012, the Company reported net income of $3.2 million, or $0.17 per diluted share, compared to a net loss of $9.1 million, or $0.49 per share during the second quarter of 2011. Our current quarter results include $1.6 million of income from land sales and purchase accounting, along with $0.7 million of asset impairments. The prior year second quarter loss consisted primarily of $3.5 million adjusted pre-tax loss from operations and $5.5 million of asset impairments. For the six months ended June 30, 2012, the Company had net income of $18,000 compared to a net loss of $26.2 million, or $1.40 per share, in the same period a year ago.

New contracts for 2012's second quarter were 826, up 30% from 2011's second quarter of 635. For the first six months of 2012, new contracts increased 23% from 1,289 in 2011 to 1,590 in 2012. M/I Homes had 124 active communities at June 30, 2012 compared to 115 at June 30, 2011. The Company's cancellation rate was 16% in the second quarter of 2012 compared to 20% in 2011's second quarter. Homes delivered in 2012's second quarter were 625 compared to 590 in 2011's second quarter. Homes delivered for the six months ended June 30, 2012 were 1,132 compared to 2011's deliveries of 1,029, up 10%. Backlog of homes at June 30, 2012 had a sales value of $320 million, with an average sales price of $274,000 and backlog units of 1,168. At June 30, 2011 backlog sales value was $214 million, with an average sales price of $257,000 and backlog units of 833.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are very pleased to report net income of $3.2 million for the second quarter as well as net income for the six months ended June 30, 2012. Our results represent a major step forward for M/I Homes as we remain intensely focused on profitability. As has been well documented for the past 5+ years we have faced significant headwinds dealing with what has generally been referred to as the toughest housing conditions in modern history. Since the beginning of this year, conditions have been improving in most of our markets as more and more consumers are taking advantage of the combination of record low interest rates, housing affordability, and the higher quality and efficiency of new home construction. These improving conditions are underscored by our results --- most notably, our new contracts increased 30% year over year, while our backlog and sales value in backlog improved over 40% when compared to last year's second quarter. In addition, our adjusted operating gross margin of 19.8% represents a 170 basis point sequential improvement over 2012's first quarter margin. And, our selling, general and administrative expense ratio improved to 15.6% of revenues from 17.1% a year ago.”

Mr. Schottenstein continued, “Our financial condition remains strong. In the second quarter, we recorded our 12th consecutive quarter of positive adjusted EBITDA and our highest level for any quarter since 2007. We ended the quarter with $57 million of cash and zero outstanding borrowings under our $140 million credit facility. Looking ahead, though we are encouraged by the improving conditions, we also recognize that job growth has been choppy and that unemployment levels remain high. Accordingly, we will be prudent in our management as we continue to focus on our core business strategies, watching our expenses closely and balancing this with sound investments in new communities that should aid our future results.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through July 2013.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 81,600 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, Tristone Homes and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax income (loss) from operations, and adjusted EBITDA. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measures. Please see the “Non-GAAP Financial Results / Reconciliations” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
New contracts	826	635	1,590	1,289
Average community count	123	113	123	112
Cancellation rate	16%	20%	15%	18%
Backlog units			1,168	833
Backlog value			$320,388	$214,019

Homes delivered	625	590	1,132	1,029
Average home closing price	$259	$227	$254	$234

Homebuilding revenue:
Housing revenue	$161,915	$134,044	$287,993	$240,564
Land revenue	4,155	105	4,886	955
Total homebuilding revenue	$166,070	$134,149	$292,879	$241,519

Financial services revenue	4,924	3,295	9,240	6,495

Total revenue	$170,994	$137,444	$302,119	$248,014

Cost of sales - operations	137,111	114,043	244,441	206,617
Cost of sales - impairment	472	5,445	567	16,316
Gross margin	33,411	17,956	57,111	25,081
General and administrative expense	13,826	12,766	26,283	24,168
Selling expense	12,825	10,754	23,836	19,408
Operating profit (loss)	6,760	(5,564)	6,992	(18,495)
Interest expense	3,461	3,465	8,067	7,500
Income (loss) before income taxes	3,299	(9,029)	(1,075)	(25,995)
Expense (benefit) from income taxes	95	115	(1,093)	188
Net income (loss)	$3,204	$(9,144)	$18	$(26,183)

Earnings (loss) per share:
Basic	$0.17	$(0.49)	$—	$(1.40)
Diluted	$0.17	$(0.49)	$—	$(1.40)

Weighted average shares outstanding:
Basic	18,833	18,711	18,803	18,663
Diluted	19,031	18,711	18,998	18,663

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	June 30,
	2012	2011
Assets:
Total cash and cash equivalents(1)	$56,890	$113,802
Mortgage loans held for sale	49,779	35,725
Inventory:
Lots, land and land development	242,377	250,497
Land held for sale	9,889	—
Homes under construction	218,140	174,314
Other inventory	51,550	37,985
Total inventory	$521,956	$462,796

Property and equipment - net	12,902	15,461
Investments in unconsolidated joint ventures	10,904	10,026
Income tax receivable	592	1,163
Other assets(2)	17,737	14,310
Total Assets	$670,760	$653,283

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$227,470	$238,813
Notes payable - other	10,766	5,801
Total Debt - Homebuilding Operations	$238,236	$244,614

Note payable bank - financial services operations	46,343	32,133
Total Debt	$284,579	$276,747

Accounts payable	51,307	43,191
Other liabilities	59,728	53,317
Total Liabilities	$395,614	$373,255

Shareholders' Equity	275,146	280,028
Total Liabilities and Shareholders' Equity	$670,760	$653,283

Book value per common share	$9.29	$9.62
Net debt/net capital ratio(3)	45%	37%

(1)	2012 and 2011 amounts include $12.6 million and $62.0 million of restricted cash and cash held in escrow, respectively.

(2)	2012 and 2011 amounts include gross deferred tax assets of $140.7 million and $138.2 million, respectively, net of valuation allowances of $140.7 million and $138.2 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Adjusted operating gross margin(1)	$33,883	$23,401	$57,678	$41,397
Adjusted operating gross margin %(1)	19.8%	17.0%	19.1%	16.7%

Adjusted pre-tax income (loss) from operations(1)	$3,996	$(3,542)	$(252)	$(9,379)

Adjusted EBITDA(1)	$12,569	$4,929	$17,498	$7,621

Cash flow used in operating activities	$(15,854)	$(11,146)	$(23,529)	$(8,519)
Cash (used in) provided by investing activities	$(4,098)	$(30,038)	$23,234	$(29,044)
Cash (used in) provided by financing activities	$(2,729)	$5,723	$(15,201)	$1,255

Land/lot purchases	$26,726	$17,179	$57,178	$36,456
Land development spending	$10,244	$12,649	$19,556	$20,214
Land/lot sale proceeds	$4,155	$105	$4,886	$955

Financial services pre-tax income	$1,899	$1,441	$3,967	$2,793

Deferred tax valuation (benefit) expense	$(1,283)	$3,754	$(143)	$10,312

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Impairment by Region:	2012	2011	2012	2011
Midwest	$472	$5,327	$567	$10,339
Southern	—	101	—	5,960
Mid-Atlantic	—	17	—	17
Total	$472	$5,445	$567	$16,316

Abandonments by Region:
Midwest	$34	$1	$36	$22
Southern	103	29	110	37
Mid-Atlantic	88	12	110	241
Total	$225	$42	$256	$300

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Gross margin	$33,411	$17,956	$57,111	$25,081
Add: Impairments	472	5,445	567	16,316
Adjusted operating gross margin	$33,883	$23,401	$57,678	$41,397

Income (loss) before income taxes	$3,299	$(9,029)	$(1,075)	$(25,995)
Add: Impairments and abandonments	697	5,487	823	16,616
Adjusted pre-tax income (loss) from operations	$3,996	$(3,542)	$(252)	$(9,379)

Net income (loss)	$3,204	$(9,144)	$18	$(26,183)
Add:
Income tax expense (benefit)	95	115	(1,093)	188
Interest expense net of interest income	3,106	3,206	7,343	7,013
Interest amortized to cost of sales	2,892	2,819	5,456	5,157
Depreciation and amortization	2,045	1,888	3,987	3,789
Non-cash charges	1,227	6,045	1,787	17,657
Adjusted EBITDA	$12,569	$4,929	$17,498	$7,621

Adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax income (loss) from operations and adjusted EBITDA are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2012	2011	Change	2012	2011	Change

Midwest	299	308	(3)%	639	595	7%

Southern	269	143	88%	483	302	60%

Mid-Atlantic	258	184	40%	468	392	19%

Total	826	635	30%	1,590	1,289	23%

	HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2012	2011	Change	2012	2011	Change

Midwest	255	273	(7)%	488	487	—%

Southern	187	154	21%	320	233	37%

Mid-Atlantic	183	163	12%	324	309	5%

Total	625	590	6%	1,132	1,029	10%

	BACKLOG
	June 30, 2012			June 30, 2011
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	538	$142	$263,000	444	$110	$248,000

Southern	361	$87	$242,000	197	$44	$225,000

Mid-Atlantic	269	$91	$340,000	192	$60	$310,000

Total	1,168	$320	$274,000	833	$214	$257,000

	LAND POSITION SUMMARY
	June 30, 2012			June 30, 2011
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	3,258	1,367	4,625	3,990	1,052	5,042

Southern	1,374	1,524	2,898	1,390	796	2,186

Mid-Atlantic	1,860	1,211	3,071	1,907	1,152	3,059

Total	6,492	4,102	10,594	7,287	3,000	10,287